Exhibit 23.0

       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-44999 and 333-62217) and on Form S-3 (Nos. 333-64915 and 333-119698) of Ocwen Financial Corporation of our report dated May 2, 2005 relating to management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.


/s/ PricewaterhouseCoopers LLP
West Palm Beach, Florida
May 2, 2005

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